EXHIBIT 5

                              JONES & KELLER, P.C.
                            1625 Broadway, Suite 1600
                             Denver, Colorado 80202
                            Telephone: (303) 573-1600
                           Telecopier: (303) 573-8133

                                  April 2, 2001

Factual Data Corp.
5200 Hahns Peak Drive
Loveland, Colorado 80538

            Re:   SB-2 Registration Statement on Form S-3
                  (File No. 333-47051)

Ladies/Gentlemen:

     We have acted as counsel to Factual Data Corp., a Colorado corporation (the
"Company"),  in  connection  with the filing with the  Securities  and  Exchange
Commission (the  "Commission"),  of an SB-2  Registration  Statement on Form S-3
(the  "Registration  Statement")  covering  1,620,000  shares (the  "Shares") of common stock of the Company, (the "Common Stock").

     This Opinion  Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991).  As a  consequence,  it  is  subject  to  a  number  of  qualifications, exceptions,  definitions,  limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter is subject to and should be read in conjunction therewith.  Additionally, our Opinion is based upon and subject to the qualifications,  limitations and exceptions set forth in this letter.

     In rendering  our Opinion,  we have examined  such  agreements,  documents, instruments  and  records  as we  deemed  necessary  or  appropriate  under  the circumstances for us to express our Opinion, including,  without limitation, the
Articles of Incorporation  and Bylaws,  as restated or amended,  of the Company;
and  the  resolutions   adopted  by  the  Board  of  Directors  of  the  Company
authorizing,   approving  and  ratifying  the  preparation  and  filing  of  the
Registration Statement.  In making all of our examinations,  we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as  originals,  the  conformity  to the  original  documents  of  all  documents submitted  to us as  copies,  and the due  execution  and  the  delivery  of all documents by any persons entitled other than the Company where due execution and delivery by such persons or entities is a prerequisite to the  effectiveness  of such documents.

     As to various  factual  matters that are  material to our Opinion,  we have relied upon the factual statements set forth in an officer's  certificate of the
Company  and  certificates  of,  and other  information  obtained  from,  public officials. We have not independently verified or investigated,  nor do we assume any  responsibility  for, the factual  accuracy or  completeness of such factual statements.

     Based upon and subject to the foregoing, we are of the Opinion that:

      (1)   the Company (a) is a corporation duly organized, validly existing and in good standing  under the laws of the State of Colorado and
            (b) has requisite corporate power and authority to carry on its business as described in the Registration Statement.

      (2)   the 1,620,000 Shares underlying warrants as described in the
            Registration Statement will be, upon exercise of such warrants and payment therefore, validly issued, fully paid and
            nonassessable.

     We  hereby  consent  to the  filing of the  Opinion  as an  exhibit  to the
Registration  Statement  and to the  reference  to this firm  under the  heading
"Legal Matters" in the Prospectus forming a part of the Registration Statement.

     Our Opinion is furnished for the benefit of the Company  solely with regard to the  Registration  Statement,  may be  relied  upon  by the  Company  only in connection with the Registration Statement and may not otherwise be relied upon, used,  quoted  or  referenced  to by or filed  with any  other  person or entity without our prior written permission.

                                          Very truly yours,

                                          /s/ Jones & Keller, P.C.

                                          JONES & KELLER, P.C.